FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                         VeryBestoftheInternet.com, Inc.
             (Exact name of registrant as specified in its charter)

           Texas                                        75-2910096
 (State of incorporation)                  (I.R.S. Employer Identification No.)

1950 Stemmons Freeway, Suite 4048, Dallas, Texas          75207
   (Address of principal executive offices)             (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class              Name of each exchange on which
        to be so registered              each class is to be registered
                None                             Not Applicable

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-55042

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.0001 par value per share
                                (Title of class)

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                 Information required in registration statement

Item 1. Description of Registrant's Securities to be Registered.

The registrant hereby registers its common stock, par value $.0001 per share. Such securities are described under the caption "Description of Securities" in the prospectus filed as part of the registrant's Registration Statement on Form SB-2 (file No. 333-55042). Such description is hereby incorporated herein by reference.

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Item 2. Exhibits.

       The following exhibits are filed, or incorporated by reference, as part of this Registration Statement:

1.*    Registration  Statement on Form SB-2,  as amended  (File No.  333-55042), originally filed on February 6, 2001 and as subsequently amended.

2.*    Articles  of  Incorporation  of the  Registrant.  Filed as Exhibit 3.1 to
Registration Statement No. 333-55042.

3.*    Bylaws of the Registrant  Filed as Exhibit 3.2 to Registration  Statement
No. 333-55042.

4.*    Specimen certificate of Common Stock to be registered hereunder. Filed as
Exhibit 4.1 to Registration Statement No. 333-55042.

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*      Incorporated by reference as permitted by Rule 12b-32.


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                                    Signature


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) VeryBestoftheInternet.com, Inc.

Date:    April 12, 2001

/s/ Danny Gunter
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By:   Danny Gunter, Chief Executive Officer


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